UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2018

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sound Financial Bancorp, Inc. (the "Company"), the holding company of Sound Community Bank (the "Bank"), is reporting the departure of Matthew Deines, the Bank's Executive Vice President, Chief Financial Officer, principal financial officer and principal accounting officer.  The Company appointed Laurie Stewart to serve as Chief Financial Officer, principal financial officer and principal accounting officer on an interim basis while the Company conducts an executive search for Mr. Deines' replacement.
Ms. Stewart currently serves as President and Chief Executive Officer of the Company and the Bank. A complete description of Ms. Stewart's positions with the Company and prior business experience is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on March 27, 2018, which description is incorporated herein by reference.
Mr. Deines' employment with the Company and the Bank will terminate as of March 31, 2018 (the "Separation Date").  In connection with Mr. Deines' departure, the Bank has provided Mr. Deines with a Separation Agreement and Release of All Claims (the "Separation Agreement").  If Mr. Deines executes and does not revoke the Separation Agreement, he will receive (i) severance in the form of salary continuation payments at his current annual base salary for the period beginning the day after the Separation Date and ending on December 31, 2018, provided that any salary continuation payments for the period from July 1, 2018 through December 31, 2018 (the "Mitigation Period") shall be reduced by the amount of any compensation that Mr. Deines earns from a subsequent employer for services rendered during the Mitigation Period and (ii) medical insurance coverage, at the Bank's expense, as currently in effect for himself, his spouse and any covered dependents until the earlier of (1) December 31, 2018 or (2) the date Mr. Deines obtains employment by another employer (provided that Mr. Deines is entitled under the terms of such employment to medical coverage substantially similar to those provided by the Bank).

In addition, Mr. Deines will receive a lump sum payment for his accrued but unused vacation leave as of his Separation Date and will be entitled for a period of three months following his departure from the Bank to exercise his vested stock option awards.  All unvested stock options and restricted stock awards automatically are forfeited upon his departure.

The Separation Agreement contains non-solicitation, non-disparagement and confidentiality covenants and a general release of claims by Mr. Deines.
The foregoing description is a summary of the material terms of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Form of Separation Agreement and Release of All Claims

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	March 28, 2018	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO

EXHIBIT INDEX

Exhibit No.          Description

Exhibit 10.1	Form of Separation Agreement and Release of All Claims

4